EXHIBIT 16(a)


JANUS FUND

AVG. ANNUAL TOTAL RETURN FOR 1 YEAR
-----------------------------
               1
      1000 (1+T) = 1,409.50

            1+T  = 1.40950

              T  = .4095

              T  = 40.95%


AVG. ANNUAL TOTAL RETURN FOR 5 YEARS
-----------------------------
               5
      1000 (1+T) = 2,320.27
               5
           (1+T) = 2.32027

            1+T  = 1.1833

              T  = .1833

              T  = 18.33%



AVG. ANNUAL TOTAL RETURN FOR 10 YEARS
-----------------------------
               10
     1000 (1+T) = 5,432.21
               10
          (1+T) = 5.43221

           1+T  = 1.1844

             T  = .1844

             T  = 18.44%